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                                                                    EXHIBIT 32.1


                                CERTIFICATION OF
                                    PRESIDENT
                         OF RANGE RESOURCES CORPORATION
                       PURSUANT TO 18 U.S.C. SECTION 1350


         1. I, John H. Pinkerton, President & CEO of Range Resources Corporation (the "Company"), hereby certify to the best of my knowledge that the accompanying report on Form 10-Q for the period ending June 30, 2003 and filed with the Securities and Exchange Commission of the date hereof pursuant to
Section 13 (a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

         2.I further certify to the best of my knowledge that the information contained in the Report fairly presents, in all material aspects, the financial conditions and results of operations of the Company.


Note: A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to Range Resources Corporation and will be retained by Range Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.





                                              By: /s/ JOHN H. PINKERTON
                                                  ------------------------------
                                                  Name:  John H. Pinkerton
                                                    Date:  August 6, 2003


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